Exhibit 4.4

                      THIS WARRANT HAS NOT BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                             AND IS NOT TRANSFERABLE
                            EXCEPT AS PROVIDED HEREIN

                            AMERICAN MOLD GUARD, INC.

                                PURCHASE WARRANT

                                   Issued to:

                        PAULSON INVESTMENT COMPANY, INC.

                             Exercisable to Purchase

                                  110,000 UNITS


                                       of


                            AMERICAN MOLD GUARD, INC.










                        Void after _______________, 2011

     This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after ________, 2007 [one year from the effective date] and on or before ____________, 2011 [five years from the effective date], up to 110,000 Units (hereinafter defined) at the Exercise Price (hereinafter defined).

     This Warrant Certificate is issued subject to the following terms and conditions:

     1. DEFINITIONS OF CERTAIN TERMS. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

          (a)  "Act" means the Securities Act of 1933, as amended.

          (b) "Cashless Exercise" means an exercise of Warrants in which, in lieu of payment of the Exercise Price, the Holder elects to receive a lesser number of Securities such that the value of the Securities that such Holder would otherwise have been entitled to receive but has agreed not to receive, as determined by the closing price of such Securities on the date of exercise or, if such date is not a trading day, on the next prior trading day, is equal to the Exercise Price with respect to such exercise. A Holder may only elect a Cashless Exercise if Securities issuable by the Company on such exercise are publicly traded securities.

          (c)  "Closing Date" means the date on which the Offering is closed.

          (d)  "Commission" means the Securities and Exchange Commission.

          (e) "Common Stock" means the common stock, no par value, of the Company.

          (f)  "Company"   means   American  Mold  Guard,   Inc.,  a  California
corporation.

          (g) "Company's Expenses" means any and all expenses payable by the Company or the Warrantholder in connection with an offering described in Section 6 hereof, except Warrantholder's Expenses.

          (h) "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

          (i) "Exercise Price" means the price at which the Warrantholder may purchase one Unit upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $___ per Unit.

          (j) "Offering" means the public offering of Units made pursuant to the Registration Statement.

          (k) "Participating Underwriter" means any underwriter participating in the sale of the Securities pursuant to a registration under Section 6 of this Warrant Certificate.

          (l)  "Registration   Statement"   means  the  Company's   registration
statement (File No. 333-130889) as amended on the Closing Date.

          (m) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.

          (n) "Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

          (o) "Unit" means two shares of Common Stock, two redeemable Class A Warrants and one redeemable Class B Warrant.

          (p) "Unit Warrants" means the Class A Warrants and Class B Warrants that are components of the Unit, and such Unit Warrants are exercisable at $____ as to the Class A Warrants and $____ as to the Class B Warrants.

          (q) "Warrant Agreement" means that certain Warrant Agreement, dated as of ___________, 2006, by and between the Company and U.S. Stock Transfer Corporation relating to the issuance of Unit Warrants.

          (r)  "Warrant Certificate" means a certificate evidencing the Warrant.

          (s)  "Warrantholder"   means  a  record   holder  of  the  Warrant  or
Securities. The initial Warrantholder is Paulson Investment Company, Inc.

          (t) "Warrantholder's Expenses" means the sum of (i) the aggregate amount of cash payments made to an underwriter, underwriting syndicate, or agent in connection with an offering described in Section 6 hereof multiplied by a fraction the numerator of which is the aggregate sales price of the Securities sold by such underwriter, underwriting syndicate, or agent in such offering and the denominator of which is the aggregate sales price of all of the securities sold by such underwriter, underwriting syndicate, or agent in such offering and
(ii) all out-of-pocket expenses of the Warrantholder, except for the fees and disbursements of one firm retained as legal counsel for the Warrantholder that will be paid by the Company.

          (u) "Warrant" means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

     2. EXERCISE OF WARRANT. All or any part of the Warrant represented by this Warrant Certificate may be exercised commencing one year after the Effective Date and ending at 5:00 p.m. Pacific Time on the fifth anniversary of the Effective Date by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company at American MoldGuard, Inc., 30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675,
Attention: Chief Executive Officer; or at such other office or agency as the Company may designate. The date on which such instructions are received by the Company shall be the date of exercise. If the Holder has elected a Cashless Exercise, such instructions shall so state. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the

Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or as per the Warrantholder's instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased, if any. If the Warrantholder shall represent and warrant that all applicable registration and prospectus delivery requirements for their sale have been complied with upon sale of the Securities received upon exercise of the Warrant, such certificates shall not bear a legend with respect to the Securities Act of 1933, as amended.

     If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the payment of the Exercise Price.

     3. ADJUSTMENTS IN CERTAIN EVENTS. The number, class, and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

          (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).

          (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, other than changes in par value, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

          (c) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within 30 days after the date of the event giving rise to the adjustment.

          (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the last sale price of the Common Stock on the principal exchange or other trading facility on which the Common Stock is traded on the day immediately prior to exercise.

          (e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or its assignee is entitled under this Section 3(e).

          (f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock or other Securities purchasable upon exercise of the Warrant.

          (g) If, immediately prior to any exercise of Warrants, there shall be outstanding no securities of a class or series that, but for the provisions of this Section 3, would be issuable upon such exercise (the "Formerly Issuable Securities"), then, upon such exercise, and in lieu of the Formerly Issuable Securities, the Company shall issue that number and kind of other securities or property for which the Formerly Issuable Securities were most recently exercisable or into which the Formerly Issuable Securities were most recently convertible, as the case may be.

     4. RESERVATION OF SECURITIES. The Company agrees that the number of shares of Common Stock or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

     5. VALIDITY OF SECURITIES. All Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

     6.   REGISTRATION   OF   SECURITIES   ISSUABLE   ON   EXERCISE  OF  WARRANT
CERTIFICATE.

          (a) The Company will register the Securities on Form S-3 or any successor form (or such other registration statement form for which the Company qualifies) with the Commission pursuant to the Act so as to allow the unrestricted sale of the Securities to the public from time to time commencing 180 days after the Effective Date and ending at 5:00 p.m. Pacific Time on the fifth anniversary of the Effective Date (the "Registration Period"). The Company will also file such applications and other documents necessary to permit the sale of the Securities to the public during the Registration Period in those states in which the Warrantholders reside or such other states as to which the Company and the Warrantholder agree. In order to comply with the provisions of this Section 6(a), the Company is not required to file more than one registration statement. No registration right of any kind, "piggyback" or otherwise, will last longer than five years from the Effective Date.

          (b) The Company will pay all of the Company's Expenses and each Warrantholder will pay its pro rata share of the Warrantholder's Expenses relating to the registration, offer, and sale of the Securities.

          (c) Except as specifically provided herein, the manner and conduct of the registration, including the contents of the registration statement, will be entirely in the control and at the discretion of the Company. The Company will file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statement during the period of its use. In addition, if the Warrantholder participating in the registration is advised by counsel that the registration statement, in their opinion, is deficient in any material respect, the Company will use its best efforts to cause the registration statement to be amended to eliminate the concerns raised.

          (d) The Company will furnish to the Warrantholder the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Securities owned by it.

          (e) The Company will, at the request of Warrantholders holding at least 50 percent of the then outstanding Warrants: (i) furnish an opinion of the counsel representing the Company for the purposes of the registration pursuant to this Section 6, addressed to the Warrantholders and any Participating Underwriter; (ii) furnish an appropriate letter from the independent public accountants of the Company, addressed to the Warrantholders and any Participating Underwriter; and (iii) make such representations and warranties to the Warrantholders and any Participating Underwriter as are customarily given to underwriters of public offerings of equity securities in connection with such offerings. A request pursuant to this subsection (e) may be made on three occasions. The documents required to be delivered pursuant to this subsection
(e) will be dated within ten days of the request and will be, in form and substance, equivalent to similar documents furnished to the underwriters in connection with the Offering, with such changes as may be appropriate in light of changed circumstances.

     7.   INDEMNIFICATION IN CONNECTION WITH REGISTRATION.

          (a) If any of the Securities are registered, the Company will indemnify and hold harmless each selling Warrantholder, any person who controls any selling Warrantholder within the meaning of the Act, and any Participating Underwriter against any losses, claims, damages, or liabilities, joint or several, to which any Warrantholder, controlling person, or Participating Underwriter may be subject under the Act or otherwise; and it will reimburse each Warrantholder, each controlling person, and each Participating Underwriter for any legal or other expenses reasonably incurred by the Warrantholder, controlling person, or Participating Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any case to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by a Warrantholder for use in the preparation thereof. The indemnity agreement contained in this subparagraph
(a) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Company, such approval not to be unreasonably withheld.

          (b) Each selling Warrantholder, as a condition of the Company's registration obligation, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement or other filing or any amendment or supplement thereto, and any person who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, any preliminary or final prospectus, or other filing, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, preliminary or final prospectus, or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by such Warrantholder for use in the preparation thereof; provided, however, that the indemnity agreement contained in this subparagraph
(b) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Warrantholder, such approval not to be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under subparagraphs (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subparagraphs (a) and (b), except to the extent it was prejudiced by such failure to notify.

          (d) If any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. RESTRICTIONS ON TRANSFER. This Warrant Certificate and the Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Warrant or the underlying securities by any person for a period of one year following the Effective Date or commencement of sales of the public offering, except pursuant to the laws of descent and distribution, or to an individual who is an officer or partner of the underwriters of the Offering, provided, in such case, that all securities so transferred remain subject to the transfer restriction for the remainder of the one-year period following the Effective Date. After one year from the Effective Date, the Warrant may be transferred to (i) partners, officers, directors and shareholders of underwriters, without restriction; and to (ii) other persons not hereinbefore named, PROVIDED, HOWEVER, that in the case of transfers pursuant to clause (ii), the Warrant must be immediately exercised upon transfer by such transferee or it shall terminate. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

     9. NO RIGHTS AS A STOCKHOLDER. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its stockholders.

     10. NOTICE. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail; and if served will be addressed as follows:

If to the Company:

      American Mold Guard, Inc.
      30200 Rancho Viejo Road, Suite G
      San Juan Capistrano, CA 92675
      Attention:  Chief Executive Officer

If to the Warrantholder:

     AT THE ADDRESS FURNISHED
     BY THE  WARRANTHOLDER TO THE COMPANY
     FOR THE PURPOSE OF NOTICE.

     Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

     11. APPLICABLE LAW. This Warrant Certificate will be governed by and construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.


     Dated as of ________________, 2006

                                                AMERICAN MOLD GUARD, INC.



                                                By: ____________________________
                                                    Name:
                                                    Title:


     Agreed and Accepted as of ______________, 2006

                                                PAULSON INVESTMENT COMPANY, INC.



                                                By: ____________________________
                                                    Name:
                                                    Title: